                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /
Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement              (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            ORANGE NATIONAL BANCORP
- --------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

- --------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

    ---------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

    ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ---------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

    ---------------------------------------------------------------------------
(5) Total fee paid:

       / /  Fee paid previously with preliminary materials.

      / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           ----------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                                                  -----------------------------
(3) Filing Party:
                 --------------------------------------------------------------
(4) Date Filed:
               ----------------------------------------------------------------

DEFINITIVE PROXY MATERIALS WILL BE FORWARDED TO SHAREHOLDERS ON APRIL 22, 1996.

                                      LOGO

                            1201 EAST KATELLA AVENUE
                            ORANGE, CALIFORNIA 92667

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1996

TO THE SHAREHOLDERS OF ORANGE NATIONAL BANCORP:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its board of directors, the Annual Meeting of Shareholders (the "Meeting") of Orange National Bancorp (the "Bancorp") will be held at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California, on Monday, May 20, 1996 at 7:30 a.m. for the purpose of considering and voting upon the following matters:

          1. Election of Directors. To elect thirteen (13) persons to the board of directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and have been qualified. The persons nominated by management to serve as directors are:

           Michael W. Abdalla, M.D.           William S. Frantz
           Fred L. Barrera                    Gerald R. Holte
           Michael J. Christianson            James E. Mahoney
           Kenneth J. Cosgrove                Wayne F. Miller
           Robert W. Creighton                Harlan A. Smith, O.D.
           Armand Durante                     San E. Vaccaro
           Charles R. Foulger

          2. Ratification of Appointment of Accountants. To ratify the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for the year 1996.

          3. Transaction of Other Business. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The board of directors has fixed the close of business on April 5, 1996 as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof.

     The Bylaws of the Bancorp set forth the following procedures for nominations to the board of directors:

     Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Company entitled to vote for the election of Directors. Notice of Intention to make any nominations (other than for persons named in the Notice of any meeting called for the election of Directors) are required to be made in writing and to be delivered or mailed to the President of the Company by the later of: (i) the close of business 21 days prior to any meeting of stockholders called for the election of Directors or (ii) 10 days after the date of mailing of notice of the meeting to stockholders. Such notification must contain the following information to the extent known to the notifying stockholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the Company owned by each proposed nominee; (d) the name and residence address of the notifying stockholder; (e) the number of shares of capital stock of the Company owned by the notifying stockholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying stockholder and the identities and locations of any such institutions; and, (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating stockholder and by each nominee, and shall be accompanied by a written consent to be named as a nominee for election as a Director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.


                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ ROBERT W. CREIGHTON
                                          ----------------------------------
                                              Robert W. Creighton, Secretary

April 22, 1996

     YOU ARE URGED TO VOTE IN FAVOR OF MANAGEMENT'S PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY THE BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY OF THE BANCORP IN WRITING OF REVOCATION OF THE PROXY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

                                    [LOGO]

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1996

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the 1996 Annual Meeting of Shareholders (the "Meeting") of Orange National Bancorp (the "Bancorp") to be held at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California, on Monday, May 20, 1996 at 7:30 a.m., and at any and all adjournments thereof.

     It is anticipated that this Proxy Statement and the accompanying Notice and form of Proxy will be mailed on or about April 22, 1996 to shareholders eligible to receive notice of, and to vote at, the Meeting.

REVOCABILITY OF PROXIES

     A form of Proxy for voting your shares at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to and may revoke it at any time before it is exercised by filing with the Secretary of the Bancorp an instrument revoking it or a duly executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the chairman of the Meeting of his or her election to vote in person, and votes in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions specified on the Proxy. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE SHARES REPRESENTED BY YOUR EXECUTED PROXY WILL BE VOTED "FOR" THE NOMINEES FOR ELECTION OF DIRECTORS NAMED HEREIN AND "FOR" RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1996. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.

PERSONS MAKING THE SOLICITATION

     This solicitation of Proxies is being made by the board of directors of the Bancorp. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but directors, officers and employees of the Bancorp and its subsidiary, Orange National Bank (the "Bank") may solicit Proxies personally or by telephone, without receiving special compensation therefore. Although there is no formal agreement to do so, the Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to shareholders whose stock in the Bancorp is held of record by such entities. In addition, the Bancorp may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if management determines it to be advisable.

                               VOTING SECURITIES

     There were issued and outstanding 1,937,646 shares of the Bancorp's common stock on April 5, 1996, which has been fixed as the record date for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting (the "Record Date"). On any matter submitted to the vote of the shareholders, each holder of the Bancorp's common stock will be entitled to one vote, in person or by Proxy, for each share of common stock he or she held of record on the books of the Bancorp as of the Record Date. In connection with the election of directors, shares may be voted cumulatively if a shareholder present at the Meeting gives notice at the Meeting, prior to the voting for election of directors, of his or her intention to vote cumulatively. If any shareholder of the Bancorp gives such notice, then all shareholders eligible to vote will be entitled to cumulate their shares in voting for election of directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. These votes may be cast for any one nominee, or may be distributed among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the proxyholders, in accordance with management's recommendation. The effect of broker nonvotes is that such votes are not counted as being voted; however such votes are counted for purposes of determining a quorum. The effect of a vote of abstention on any matter is that such vote is not counted as a vote for or against the matter, but is counted as an abstention.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Management of the Bancorp knows of no person who owns, beneficially or of record, either individually or together with associates, 5 percent or more of the outstanding shares of the Bancorp's common stock, except as set forth in the table below. The following table sets forth, as of February 8, 1996, the number and percentage of shares of the Bancorp's outstanding common stock beneficially owned, directly or indirectly, by each of the Bancorp's directors and named officers and by the directors and named officers of the Bancorp as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which a director or named officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of February 8, 1996. Unless otherwise indicated, the persons listed below have sole voting and investment powers. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of the Bancorp.

                                                        AMOUNT AND NATURE OF        PERCENT
                       BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP      OF CLASS(1)
        ----------------------------------------------  ---------------------     -----------
        DIRECTORS AND NAMED OFFICERS:
        Michael W. Abdalla, M.D.......................          97,391(2)              5.0%
        Fred L. Barrera...............................          34,844(3)              1.8%
        Michael J. Christianson.......................          48,987(4)              2.5%
        Kenneth J. Cosgrove...........................          62,078(5)              3.2%
        Robert W. Creighton...........................          31,085(6)              1.6%
        Armand Durante................................          33,865(7)              1.7%
        Charles R. Foulger............................          75,835                 3.9%
        William S. Frantz.............................          46,849(8)              2.4%
        Gerald R. Holte...............................          25,421(9)              1.3%
        James E. Mahoney..............................          88,381(10)             4.6%
        Wayne F. Miller...............................          67,398(11)             3.5%
        Harlan A. Smith, O.D..........................          26,583(12)             1.4%
        San E. Vaccaro................................          30,586(13)             1.6%
        Frank A. Del Giorgio..........................          15,429(14)              *
        Joan K. Earhart...............................               0                  N/A
        All Directors and Named Officers
          as a Group (numbering 15)...................         684,732                35.2%

(footnotes on following page)

- ---------------

  *  Less than one percent.

 (1) Includes shares subject to options held by Messrs. Cosgrove, Creighton and Del Giorgio that are exercisable within 60 days of February 8, 1996. These are treated as issued and outstanding for the purpose of computing the percentages of Messrs. Cosgrove, Creighton and Del Giorgio and the directors and named officers as a group, but not for the purpose of computing the percentage of class of any other person.

 (2) Dr. Abdalla's address is c/o Orange National Bancorp, 1201 East Katella Avenue, Orange, California 92667.

 (3) Mr. Barrera has shared voting and investment powers as to 28,386 of these shares.

 (4) Mr. Christianson has shared voting and investment powers as to 34,923 of these shares.

 (5) Mr. Cosgrove has shared voting and investment powers as to 2,017 of these shares, has shared voting and no investment powers as to 735 of these shares and has 2,750 shares acquirable by exercise of stock options.

 (6) Mr. Creighton has 1,666 shares acquirable by exercise of stock options.

 (7) Mr. Durante has shared voting and investment powers as to 24,605 of these shares.

 (8) Mr. Frantz has shared voting and investment powers as to 40,138 of these shares and has shared voting and no investment powers as to 2,618 of these shares.

 (9) Mr. Holte has shared voting and investment powers as to 15,253 of these shares and has shared voting and no investment powers as to 1,314 of these shares.

(10) Mr. Mahoney has shared voting and investment powers as to all of these shares.

(11) Mr. Miller has shared voting and investment powers as to 59,093 of these shares and has shared voting and no investment powers as to 2,971 of these shares.

(12) Dr. Smith has shared voting and investment powers as to 25,335 of these shares.

(13) Mr. Vaccaro has shared voting and investment powers as to 393 of these shares.

(14) Mr. Del Giorgio has 3,500 shares acquirable by exercise of stock options.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bancorp's officers and directors, and persons who own more than ten percent of a registered class of the Bancorp's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and more than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish the Bancorp with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Bancorp believes that, during 1995 its officers, directors and more than ten-percent shareholders complied with all filing requirements applicable to them.

                                  PROPOSAL 1:

                             ELECTION OF DIRECTORS

NOMINEES

     The Bancorp's Bylaws presently provide that the number of directors of the Bancorp shall not be less than nine (9) nor more than seventeen (17) until changed by an amendment to the Bylaws adopted by the Bancorp's shareholders. The Bylaws further provide that the exact number of directors shall be thirteen (13) until changed by a Bylaw amendment duly adopted by the Bancorp's shareholders or board of directors.

     The persons named below, all of whom are currently members of the board of directors, have been nominated for election as directors to serve until the 1997 Annual Meeting of Shareholders and until their successors are elected and have qualified. Unless otherwise instructed, the proxyholders will vote the Proxies received by them for the election of the nominees named below. Votes of the proxyholders will be cast in such a manner as to effect, if possible, the election of all thirteen (13) nominees, as appropriate, (or as many thereof as possible under the rules of cumulative voting). The thirteen nominees for directors receiving the most votes will be elected directors. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees named below will be unable to serve if elected. Additional nominations for directors may only be made by complying with the nomination procedures which are included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

     The following table sets forth as of February 8, 1996, the names of, and certain information concerning, the persons nominated by the board of directors for election as directors of the Bancorp.

                                      YEAR FIRST
       NAME AND TITLE                 APPOINTED        PRINCIPAL OCCUPATION DURING THE PAST FIVE
    OTHER THAN DIRECTOR       AGE      DIRECTOR                          YEARS
- ----------------------------  ----    ----------     ---------------------------------------------
Michael W. Abdalla, M.D.....   62        1986        Orthopedic Surgeon and Vice President of
                                                     Orange Orthopedic Medical Group, Inc.
Fred L. Barrera.............   73        1986        Mayor Pro Tem of the City of Orange.
                                                     Investor.
Michael J. Christianson.....   54        1986        Tax Attorney in the law firm of Michael J.
                                                     Christianson, Inc. and Consultant with
                                                     Christianson International, Inc.; Adventure
                                                     Travel & Mountain Climbing, Adventure Travel
                                                     Group.
Kenneth J. Cosgrove.........   48        1986        President and Chief Executive Officer of the
  President, Chief                                   Bancorp and the Bank. Former Executive Vice
  Executive Officer                                  President of the Bank.
Robert W. Creighton.........   57        1986        Chief Financial Officer of the Bancorp and
  Secretary, Chief                                   Executive Vice President and Chief Financial
  Financial Officer                                  Officer of the Bank.
Armand Durante, C.P.C.U.....   74        1986        Owner of Joe Greensleeves Restaurant. Partner
                                                     in DRH Enterprises. Former Account Executive
                                                     and Consultant with Grocers & Merchants
                                                     Insurance Service.
Charles R. Foulger..........   62        1986        President and Owner of Foulger Acura and
                                                     Villa Honda, Mazda and Volkswagen. Former
                                                     principal of Fougler Ford.
William S. Frantz...........   74        1986        Retired. Former real estate broker and
                                                     Co-owner of William S. Frantz & Associates.
Gerald R. Holte.............   58        1986        Partner in G.R. Holte & Associate, floor
                                                     covering dealer/contractor.
James E. Mahoney............   67        1986        President of Mahoney Enterprises, Inc.,
                                                     business development corporation.
Wayne F. Miller.............   62        1986        Consultant to the Bank. Former President and
                                                     Chief Executive Officer of the Bancorp and
                                                     the Bank.
Harlan A. Smith, O.D........   72        1986        Optometry Consultant and former Optometrist.
                                                     Investor.
San E. Vaccaro..............   62        1986        Sole proprietor of the Law Offices of San E.
  Chairman of the                                    Vaccaro. Former Partner in the law firm of
  Board of Directors                                 Curtis & Vaccaro.

     All of the nominees named above have served as members of the Bancorp's board of directors since its inception. All nominees will continue to serve if elected at the Meeting until the 1997 Annual Meeting of Shareholders and until their successors are elected and have qualified. None of the directors were selected pursuant to any arrangement or understanding other than with the directors and executive officers(1) of the Bancorp acting within their capacities as such. There are no family relationships among any of the directors and executive officers of the Bancorp. No director or executive officer of the Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, or of any company registered as an investment company under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Bancorp's board of directors held thirteen (13) meetings during 1995. None of the directors attended less than 75 percent of all board of directors meetings and committee meetings (of which they were a member) that were held in 1995.

     There were no standing committees of the Bancorp's board of directors in 1995. However, in 1995, the Bank had a standing Audit Committee and a standing Directors Review Committee.

     The Bank's Audit Committee, which consisted of Messrs. Christianson and Durante and Dr. Smith met five (5) times in 1995. The Audit Committee's functions include making recommendations to the board of directors on the selection of the Bancorp's and the Bank's independent certified public accountants, reviewing the arrangements for the independent certified public accountants' examination, review of internal accounting controls and reporting, and any other duties assigned by the board of directors.

     The Bank's Directors Review Committee, which consisted of Messrs. Christianson, Durante, Holte, Mahoney and Vaccaro met ten (10) times in 1995. The Directors Review Committee's function is to evaluate and recommend to the board of directors policies regarding the Bank's officers' compensation, employee benefits, retirement and other internal administrative matters.

COMPENSATION OF DIRECTORS

     The directors of the Bancorp who are not employees of the Bank received a fee of $300 per meeting for attendance at the Bancorp's board of directors meetings and $235 per meeting for up to two meetings if such director did not attend the meeting. The Chairman of the Bancorp's board of directors received a fee of $450 per meeting for attendance at the Bancorp's board of directors meetings. In addition, the directors of the Bancorp who are not employees of the Bank received a fee of $900 per meeting for attendance at the Bank's board of directors meetings and $700 per meeting for up to two meetings if such director did not attend the meeting. The Chairman of the Bank's board of directors received a fee of $1,350 per meeting for attendance at the Bank's board of directors meetings and an automobile allowance of $300 per month. Directors of the Bancorp who are employees of the Bank received a fee of $500 per month for attendance at the Bank's board of directors meetings. In addition, directors who were members of the Bank's Directors Review Committee and Audit Committee received a fee of $300 per meeting for each meeting they attended. The Chairmen of the Bank's Directors Review Committee and Audit Committee received a fee of $500 per meeting for each meeting they attended. In 1996, the directors will receive the same compensation as that received during 1995.

     Directors of the Bancorp and the Bank also have the option of participating in the Bank's Deferred Fee Program. Pursuant to the Deferred Fee Program, directors make an initial deferral election by filing with the Bank a signed Election Form which sets forth the amount of the director's fees to be deferred. The Bank then establishes a Deferral Account on its books for the director and credits to the Deferral Account the fees deferred by the director and interest on the account balance at an annual rate determined prospectively by the Bank's board of directors on December 31 of each year. The Deferral Account is not a trust fund of any kind

- ---------------

(1) As used throughout this Proxy Statement, the term "executive officer" includes the President/Chief Executive Officer and the Chief Financial Officer.

and the director is a general unsecured creditor of the Bank for the payment of the benefits. Benefits under the Deferred Fee Program are payable upon the director's termination of service. If termination of service occurs after the director attains the age of 65, the amount of benefit payable is the Deferral Account balance at the date of termination of service. This amount may be paid by the Bank in either one lump sum within 60 days of termination of service or in 120 monthly installments commencing on the first day of the month following the director's termination of service. If termination of service occurs before the director attains the age of 65, the amount of benefit payable is also the Deferral Account balance at the date of termination of service. This amount may be paid by the Bank in either one lump sum within 60 days of termination of service or in 120 monthly instalments commencing on the first day of the month following the director's termination of service. If termination of service occurs due to disability before the director attains the age of 65 or due to a change in control of the Bank, the amount of benefit payable is also the Deferral Account balance at the date of termination of service. This amount shall be paid by the Bank in one lump sum within 60 days of termination of service. Finally, if termination of service occurs due to the death of the director, the amount of benefit payable is the greater of the Deferral Account balance at the date of termination of service or the amount set forth in the individual Deferral Fee Agreement. This amount shall also be paid by the Bank in one lump sum within 60 days of termination of service.

     Messrs. Cosgrove, Creighton, Foulger, Holte, Mahoney and Vaccaro have all entered into Deferred Fee Agreements with the Bank. Mr. Cosgrove's agreement provides for a minimum death benefit of $227,315; Mr. Creighton's agreement provides for a minimum death benefit of $68,411; Mr. Foulger's agreement provides for a minimum death benefit of $191,901; Mr. Holte's agreement provides for a minimum death benefit of $224,035; Mr. Mahoney's agreement provides for a minimum death benefit of $56,442; and Mr. Vaccaro's agreement provides for a minimum death benefit of $774,146.

EXECUTIVE OFFICERS

     The following table sets forth information, as of February 8, 1996, concerning executive officers of the Bancorp and certain officers of the Bank:

          NAME             AGE      POSITION AND PRINCIPAL OCCUPAITON FOR THE PAST FIVE YEARS
- -------------------------  ----    -----------------------------------------------------------
Kenneth J. Cosgrove......   48     President and Chief Executive Officer of the Bancorp and
                                   the Bank. Former Executive Vice President of the Bank.
Robert W. Creighton......   57     Chief Financial Officer of the Bancorp and Executive Vice
                                   President and Chief Financial Officer of the Bank.
Frank A. Del Giorgio.....   51     Senior Vice President of the Bank.
Joan K. Earhart..........   41     1st Vice President and Manager of the Bank's Small Business
                                   Administration Loan Department. Former Vice President and
                                   Manager of Eldorado Bank's Small Business Administration
                                   Loan Department.

EXECUTIVE COMPENSATION

     During 1995, the Bancorp did not pay any cash compensation to its executive officers and no such cash compensation is expected to be paid during 1996. However, the persons serving as the executive officers of the Bancorp received during 1995, and are expected to receive in 1996, cash compensation in their capacities as executive officers of the Bank.

     The following Summary Compensation Table indicates the compensation of the Bancorp's executive officers, and certain of the Bank's officers.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM COMPENSATION
                                                                       -------------------------------
                        ANNUAL COMPENSATION                                   AWARDS           PAYOUTS
- --------------------------------------------------------------------   ---------------------   -------
                                                            (E)           (F)
                                                       -------------   ----------                (H)         (I)
                                      (C)      (D)         OTHER       RESTRICTED     (G)      -------   ------------
            (A)              (B)    -------   ------      ANNUAL         STOCK      --------    LTIP      ALL OTHER
- ---------------------------  ----   SALARY    BONUS    COMPENSATION     AWARD(S)    OPTIONS/   PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)      ($)          ($)           ($)         SARS       ($)        ($)(1)
- ---------------------------  ----   -------   ------   -------------   ----------   --------   -------   ------------
Wayne F. Miller............  1995   156,000   64,436         0              0             0       0          1,800
  President and Chief        1994   156,000   15,195         0              0             0       0          1,800
  Executive Officer of the   1993   156,000        0         0              0             0       0          1,800
  Bancorp

Kenneth J. Cosgrove........  1995   140,050   62,041         0              0        15,750       0          1,800
  Vice President of the      1994   128,000   18,671         0              0             0       0          1,800
  Bancorp and President      1993   119,667        0         0              0             0       0          1,800
  and Chief Executive
  Officer of the Bank

Robert W. Creighton........  1995   118,000   38,217         0              0             0       0          1,800
  Chief Financial Officer    1994   118,000    7,598         0              0             0       0          1,800
  of the Bancorp; Executive  1993   118,000        0         0              0             0       0          1,800
  Vice President and CFO
  of the Bank

Frank A. Del Giorgio.......  1995    92,100   35,033         0              0             0       0          1,800
  Senior Vice President      1994    88,500    9,335         0              0         5,250       0          1,800
  of the Bank                1993    88,500        0         0              0             0       0          1,800

Joan K. Earhart............  1995    68,000   45,000         0              0             0       0          1,800
  1st Vice President and     1994    68,000   55,100         0              0             0       0          1,800
  Manager of the Bank's      1993    67,002   52,500         0              0             0       0          1,800
  SBA Loan Department

- ---------------

(1) The Bank's contribution to its 401(k) plan for employees of 3% of salary to a maximum of $1,800.

                            OPTION/SAR GRANTS TABLE

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
- -------------------------------------------------------------------------------------------------------
                                                                  (C)
                                                              ------------
                                                  (B)          % OF TOTAL        (D)
                                             --------------   OPTIONS/SARS   -----------       (E)
                    (A)                       OPTIONS/SARS     GRANTED TO    EXERCISE OR   ------------
- -------------------------------------------     GRANTED       EMPLOYEES IN   BASE PRICE     EXPIRATION
                   NAME                           (#)         FISCAL YEAR     ($/SHARE)        DATE
- -------------------------------------------  --------------   ------------   -----------   ------------
Kenneth J. Cosgrove........................  15,750 Options        75%          $6.29      July 1, 2000

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                          YEAR-END OPTION/SAR VALUE

                                                                                                  (E)
                                                                                (D)         ----------------
                                                                          ---------------       VALUE OF
                                                                             NUMBER OF        UNEXERCISED
                                                                            UNEXERCISED       IN-THE-MONEY
                                           (B)                (C)         OPTIONS/SARS AT   OPTIONS/SARS AT
               (A)                  ------------------   --------------     YEAR-END(#)       YEAR-END($)
- ----------------------------------   SHARES ACQUIRED     VALUE REALIZED    EXERCISABLE/       EXERCISABLE/
               NAME                  ON EXERCISE (#)          ($)          UNEXERCISABLE     UNEXERCISABLE
- ----------------------------------  ------------------   --------------   ---------------   ----------------
Kenneth J. Cosgrove...............         2,500             $5,525        Options Only       Options Only
                                                                           2,750/10,500     $10,890/$41,580

Frank A. Del Giorgio..............             0                N/A        Options Only       Options Only
                                                                           3,500/1,750       $15,610/$7,805

- ---------------

N/A - means not applicable.

EMPLOYMENT CONTRACTS

     The executive officers of the Bank have, or had during 1995, employment contracts with the Bank as described below.

     Wayne F. Miller had a three-year employment contract with the Bank which began on January 1, 1993 and expired on December 31, 1995. Mr. Miller's annual salary was fixed at $150,000 per year. Under the contract, Mr. Miller was entitled to a two-part bonus: Part 1 was 1% of the Bancorp's pre-tax earnings above $500,000; Part 2 was 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below. On December 20, 1995, Mr. Miller entered into a Separation and Consulting Agreement with the Bank and the Bancorp. This agreement provides that Mr. Miller will terminate his employment with the Bank effective December 31, 1995 and will provide marketing, business development, planning and banking advisory services to the Bank for a period of 123 months, commencing January 1, 1996 and continuing until March 31, 2006. Pursuant to the agreement, Mr. Miller will receive (i) consulting fees of $4,166.66 per month for 123 months; (ii) the Bank-owned 1995 Cadillac; (iii) group medical and health insurance for Mr. Miller and his wife for a period of 36 months; and (iv) group life insurance for a period of 36 months, provided Mr. Miller is eligible to continue to be included in such plan. In the event Mr. Miller predeceases the total payout of the consulting fee, the remaining unpaid monthly payments shall continue to be paid monthly to Mr. Miller's beneficiary. In addition, if the Bancorp or Bank is merged, sold or acquired, the group medical and health insurance, group life insurance and the consulting fees shall survive and shall be binding upon any successor corporation. The agreement also provides that Mr. Miller shall not compete with the Bank within the boundaries of the counties of Los Angeles, Orange, San Bernardino, Riverside and San Diego.

     Kenneth J. Cosgrove has a three year employment contract with the Bank beginning July 1, 1995 and expiring June 30, 1998. In addition, unless the contract is otherwise terminated, the term of the contract shall automatically extend in annual increments of one year so as to always remain a three year contract. Mr. Cosgrove's annual salary is fixed at $140,000 for the first year of the contract and shall be renegotiated each subsequent year. Under the contract, Mr. Cosgrove is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is 1% of the Bancorp's pre-tax earnings above $500,000. Mr. Cosgrove's contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days and after such ninety day period, he shall be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 730 days, but in no event beyond the term of the contract. In addition, if the Bank or Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Cosgrove under the terms of an agreement acceptable to Mr. Cosgrove, he shall have the right to continue to receive his base salary plus certain other employee benefits for a period of two years following the merger, sale or acquisition.

     In addition Mr. Cosgrove has a salary continuation agreement with the Bank which provides that the Bank will pay him $154,056 per year for 15 years following his retirement from the Bank at age 65 or later . In the event of earlier retirement before age 60, Mr. Cosgrove will receive salary continuation payments beginning at age 65 with the amount of the salary continuation payment being based on years of service and up to a maximum of $8,556 per month for 180 months. In the event of earlier retirement after age 60 and before age 65, Mr. Cosgrove will receive salary continuation payments beginning at the time of such early retirement with the amount of the salary continuation payment based on years of service up to a maximum of $12,838 per month for 180 months. In the event of disability of Mr. Cosgrove prior to February 21, 2001, Mr. Cosgrove would receive a one time lump sum disability benefit based on years of service and up to a maximum of $133,125. In the event of disability of Mr. Cosgrove after February 21, 2001, Mr. Cosgrove would receive salary continuation benefits based on years of service up to a maximum of $12,838 per month for 180 months or until the time Mr. Cosgrove recovered and returned to active service. In the event Mr. Cosgrove dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $154,056 per year for 15 years beginning one month after his death. In the event of termination with cause, Mr. Cosgrove will forfeit any benefits from the salary continuation agreement. In the event of a change of control of the Bank whereby Mr. Cosgrove's employment is terminated or adversely affected, Mr. Cosgrove will receive salary continuation benefits up to a maximum of $12,838 per month for 180 months beginning after the change of control. The benefits under the salary continuation agreement for Mr. Cosgrove will also be reduced in the event such payments are not deductible under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code").

     Robert W. Creighton has a one year employment contract with the Bank beginning April 1, 1996 and expiring March 31, 1997. Mr. Creighton's annual salary is fixed at $117,000. Under the contract, Mr. Creighton is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is one-half of 1% of the Bancorp's pre-tax earnings above $750,000. Mr. Creighton's contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days and after such ninety day period, he shall be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 275 days, but in no event beyond the term of the contract. In addition, if the Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Creighton under the terms of an agreement acceptable to Mr. Creighton, he shall be entitled to receive his base salary plus certain other employee benefits for the remaining period of the agreement, less any payments received from the Salary Continuation Agreement between Mr. Creighton and the Bank.

     In addition Mr. Creighton has a salary continuation agreement with the Bank which provides that the Bank will pay him $60,000 per year for 15 years following his retirement from the Bank at age 65 or later . In the event of earlier retirement before age 60, Mr. Creighton will receive salary continuation payments beginning at age 65 with the amount of the salary continuation payment being based on years of service and up to a maximum of $2,304 per month for 180 months. In the event of earlier retirement after age 60 and before age 65, Mr. Creighton will receive salary continuation payments beginning at the time of such early retirement with the amount of the salary continuation payment based on years of service up to a maximum of $5,000 per month for 180 months. In the event of disability of Mr. Creighton prior to February 21, 2001, Mr. Creighton would receive a one time lump sum disability benefit based on years of service and up to a maximum of $492,967. In the event of disability of Mr. Creighton after February 21, 2001, Mr. Creighton would receive salary continuation benefits based on years of service up to a maximum of $5,000 per month for 180 months or until the time Mr. Creighton recovered and returned to active service. In the event Mr. Creighton dies while in active service of the Bank, his beneficiary will receive from the Bank a benefit amount of $60,000 per year for 15 years beginning after his death. In the event of termination with cause, Mr. Creighton will forfeit any benefits from the salary continuation agreement. In the event of a change of control of the Bank whereby Mr. Creighton's employment is terminated or adversely affected, Mr. Creighton will receive salary continuation benefits up to a maximum of $5,000 per month for 180 months beginning after the change of control. The benefits under the salary continuation agreement for Mr. Creighton will also be reduced in the event such payments are not deductible under Section 280G of the Code.

     Frank A. Del Giorgio has a one year employment contract with the Bank beginning April 1, 1996 and expiring March 31, 1997. Mr. Del Giorgio's annual salary is fixed at $92,100. Under the contract, Mr. Del Giorgio is entitled to a two-part bonus: Part 1 is 8% to 20% of his annual salary calculated on the Bancorp's Return on Equity as described below; and Part 2 is 0.35% of the Bancorp's pre-tax earnings above $750,000. Mr. Del Giorgio's contract provides that in the event he becomes disabled, he shall be entitled to 100% of his salary for ninety days and after such ninety day period, he shall be entitled to 100% of his salary, less any disability benefits received under any income continuation/disability plans sponsored by the Bank, for a period not to exceed 275 days, but in no event beyond the term of the contract. In addition, if the Bancorp is merged, sold or acquired and the merging, purchasing or acquiring entity elects not to employ Mr. Del Giorgio under the terms of an agreement acceptable to Mr. Del Giorgio, he shall be entitled to receive his base salary plus certain other employee benefits for the remaining period of the agreement.

     The earnings bonus is the officer's specified percentage of the amount of the Bancorp's pre-tax earnings after allowances for the Bank's loan loss reserves. No bonus is paid unless the applicable pre-tax earnings amount is more than $500,000 for Mr. Cosgrove and $750,000 for Messrs. Creighton and Del Giorgio.

     The Return on Equity bonus is paid only if the Bancorp realizes at least 10% Return on Equity. Return on Equity is the Bancorp's net income divided by shareholders' equity at the end of the fiscal year. The bonus amount is a scaled percentage of the officer's salary from 8% to 20%, varying with the amount of Return on Equity, as follows:


              PERCENT         BONUS         PERCENT         BONUS
               RETURN        PERCENT         RETURN        PERCENT
             ON EQUITY      OF SALARY      ON EQUITY      OF SALARY
             ----------     ----------     ----------     ----------
                10               8            16.1            14
                11.1             9            17.1            15
                12.1            10            18.1            16
                13.1            11            19.1            18
                14.1            12            20.1            20
                15.1            13

     Each executive officer is entitled to employee benefits made available by the Bank to all its employees plus, use of an automobile supplied by the Bank, life, health and disability insurance fully paid by the Bank, and participation in the Bank's deferred compensation plan. Each executive officer is also entitled to participate in the Bancorp's 1993 Stock Option Plan.

     The Small Business Administration ("SBA") Loan Department of the Bank maintained a goals and objectives bonus program for all employees of the SBA Loan Department. The pool available for distribution under this bonus program was 20% of the SBA Loan Department's fee income less referral fees, employment expenses and certain other operating expenses. In 1995, the total amount paid under this program to members of the SBA Loan Department was $110,000. Joan K. Earhart, 1st Vice President and Manager of the SBA Loan Department of the Bank, received a $45,000 bonus under the SBA Loan Department goals and objectives bonus program.

                                  PROPOSAL 2:

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The firm of McGladrey & Pullen, LLP Anaheim, California, served as independent certified public accountants for the Bancorp and the Bank through the year 1995. The Bancorp has selected McGladrey & Pullen, LLP to serve as the Bancorp's independent certified public accountants for the year 1996. All services rendered by McGladrey & Pullen, LLP were approved by the board of directors, which has determined the firm of McGladrey & Pullen, LLP to be independent. It is expected that one or more representatives of McGladrey & Pullen, LLP will be present at the Meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions.

     In the event shareholders do not ratify the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for the forthcoming fiscal year, such appointment will be reconsidered by the Bank's Audit Committee and the board of directors.

     Ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for fiscal year 1996 requires the affirmative vote of a majority of the outstanding shares of the Bancorp's common stock represented and voting at the meeting.

     MANAGEMENT RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS THE BANCORP'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR 1996.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the Bancorp's directors and executive officers and their immediate families as well as the companies with which they are associated are customers of, or have had banking transactions with, the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

     San E. Vaccaro, a director and nominee, is the sole proprietor of the Law Offices of San E. Vaccaro. The Bank retained the Law Offices of San E. Vaccaro to perform legal services for the Bank in connection with a variety of banking, operational and loan matters. Services of the Law Offices of San E. Vaccaro are expected to continue in 1996. The total amount of fees paid to the Law Offices of San E. Vaccaro in 1995 was $107,120.

                             SHAREHOLDER PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the Bancorp's 1997 Annual Meeting of Shareholders is December 31, 1996.

                                 OTHER MATTERS

     Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy as proxyholders to vote the shares represented by the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the Proxy.

                                          ORANGE NATIONAL BANCORP

                                          /s/ ROBERT W. CREIGHTON
                                          ------------------------------------
                                              Robert W. Creighton, Secretary

Dated: April 22, 1996

     The Annual Report to Shareholders for the fiscal year ended December 31, 1995 has been previously mailed to the Bancorp's shareholders.

     A COPY OF THE BANCORP'S 1995 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO THE BANCORP'S SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, ORANGE NATIONAL BANCORP, 1201 EAST KATELLA AVENUE, ORANGE, CALIFORNIA 92667.

PROXY

                           ORANGE NATIONAL BANCORP

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Messrs. Fred L. Barrera, Armand Durante and Gerald R. Holte as proxyholders, with full power of substitution, to represent, vote and act with respect to all shares of common stock of Orange National Bancorp (the "Bancorp") which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 20, 1996 at 7:30 a.m. at the Bancorp's main office located at 1201 East Katella Avenue, Orange, California or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:






                (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)


- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                         PLEASE MARK
                                                         YOUR VOTE AS
                                                         INDICATED IN   /X/
                                                         THIS EXAMPLE

1. Election of thirteen (13) persons to be directors.

            FOR ALL NOMINEES
              LISTED IN 1.
          (EXCEPT AS MARKED TO            WITHHOLD
           THE CONTRARY BELOW             AUTHORITY

                 /  /                      /  /

   Nominees:    Michael W. Abdalla, M.D.        William S. Frantz
                Fred L. Barrera                 Gerald R. Holte
                Michael J. Christianson         James E. Mahoney
                Kenneth J. Cosgrove             Wayne F. Miller
                Robert W. Creighton             Harlan A. Smith, O.D.
                Armand Durante                  San E. Vaccaro
                Charles R. Foulger

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:)

- ------------------------------------------------------------------------------

2. Ratification of the appointment of McGladrey & Pullen, LLP as the Bancorp's independent certified public accountants for 1996.

                     FOR     AGAINST    ABSTAIN
                     / /       / /        / /

3. Transaction of such other business as may properly come before the meeting and any adjournment or adjournments thereof.


                          PLEASE SIGN AND DATE BELOW

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE MATTERS LISTED. The Proxy confers authority to vote and shall be voted in accordance with such recommendation unless a contrary instruction is indicated, in which case, the shares represented by the Proxy will be voted in accordance with such instruction. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT.


                               I DO    I DO NOT

                               / /       / /    EXPECT TO ATTEND THE MEETING


                                   --------------------------------------------
                                                (Number of Shares)


                                   --------------------------------------------
                                             (Please Print Your Name)


                                   --------------------------------------------
                                             (Please Print Your Name)


Signature(s)                                      Date
             ----------------------------------        ------------------------
(Please date this Proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

- -------------------------------------------------------------------------------
                             FOLD AND DETACH HERE